UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 27, 2022

CSW INDUSTRIALS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022, CSW Industrials, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has elected Anne Motsenbocker as a new member of the Board. Ms. Motsenbocker brings extensive strategic and financial acumen and executive leadership experience to the Company’s Board, gained through serving in numerous executive leadership roles over a 36-year career with J.P. Morgan Chase, a global financial services firm. Prior to retiring from J.P. Morgan Chase in February 2021, Ms. Motsenbocker served as a Managing Director and senior leader of the southwest region of the Commercial Bank. She held roles of increasing responsibility within the firm, including serving as National Head of Multinational Corporations, Chairman of Dallas Market Leadership, President of Dallas Region Middle Market Banking, and Head of the Dallas Region of the Private Bank. Since January 2022, Ms. Motsenbocker has served as a board member of U.S. Physical Therapy (NYSE: USPH), a leading operator of outpatient physical therapy clinics in the U.S., where she serves as a member of the audit committee.

In connection with her election to the Board, Ms. Motsenbocker has also been appointed as a member of the Board’s Audit Committee and Compensation & Talent Development Committee. The Board has made an affirmative determination that Ms. Motsenbocker qualifies as an independent director under Nasdaq rules and the Company’s standards for director independence. Additionally, Ms. Motsenbocker qualifies as “financially sophisticated” as defined under Nasdaq rules and as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). There is no arrangement or understanding between Ms. Motsenbocker and any other person pursuant to which she was to be selected as a director. There have been no transactions directly or indirectly involving Ms. Motsenbocker that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Ms. Motsenbocker will be compensated for her service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement for its 2021 annual meeting of shareholders filed with the Securities and Exchange Commission on July 8, 2021, under the heading “Board of Directors Compensation.”

A copy of the press release issued by the Company announcing the election of Ms. Motsenbocker is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this report by reference.

On June 27, 2022, Ms. Debra von Storch notified the Company of her intent to not stand for re-election as a member of the Board due to personal and professional external commitments. Ms. von Storch is currently serving a term as a Board member that will expire on the date of the 2022 annual meeting of shareholders. Ms. von Storch’s decision to not stand for re-election does not result from any disagreement with the Company on any matter, including relating to its operations, policies, or practices. The Company thanks Ms. von Storch for her distinguished service and leadership she has provided to the Board and the Company during her tenure.

In connection with Ms. von Storch’s notification, Robert Swartz, the Board’s current lead independent director and member of the Board’s Audit Committee, was appointed Chairman of the Audit Committee, effective June 27, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release dated June 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 28, 2022

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary